INTELGENX TECHNOLOGIES CORP. ENGAGES AUCTUS CAPITAL PARTNERS INC.
TO PERFORM INVESTOR RELATIONS ACTIVITIES

Saint Laurent, Quebec, (Marketwire – June 3, 2008) IntelGenx Technologies Corp. (OTCBB:IGXT, TSX-V: IGX)("IntelGenx") is pleased to announce that it has retained Auctus Capital Partners Inc. ("Auctus") of Toronto to perform investor relations activities on behalf of IntelGenx, subject to the approval of the TSX-V.

Upon obtaining TSX-V approval, Auctus will provide investor relations for an initial period of 12 months ending in May of 2009. Auctus will be paid a monthly fee of CDN$6,000. Additionally, Auctus will receive incentive stock options, subject to shareholder and regulatory approvals, up to an amount of 400,000 options, each exercisable for a common share at price of CDN $1.00 per share for a period of 60 months from the grant of the option. Options shall vest upon Auctus obtaining certain milestones, subject to TSX-V and shareholder approval.

Horst G. Zerbe, President and Chief Executive Officer of IntelGenx, commented "by entering into this agreement with Auctus IntelGenx is working to capitalize on its current momentum by attracting new investors and maximize shareholder value. IntelGenx shares recently began trading on the TSX Venture Exchange and 2008 promises to be an exciting year for IntelGenx and we are confident that a relationship with Auctus will allow us to leverage the contacts and expertise of Auctus as we continue to move forward".

About IntelGenx Technologies Corp.

IntelGenx Technologies Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. The company uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastro-intestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. The company’s research and development pipeline includes products for the treatment of osteoarthritis, pain management, hypertension, and smoking cessation. Please visit www.intelgenx.com for further information.

For further information please contact:

Dr. Horst G. Zerbe	P. Jelf Caruso
President and Chief Executive Officer	Partner
IntelGenx Technologies Corp.	Auctus Capital Partners Inc.
Tel: 514.331.7440 x.201	Tel: 416-368-0891
E-mail: horst@intelgenx.com	E-mail: pjcaruso@sympatico.ca

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing securities. None of the foregoing securities have been registered under the United States Securities Act of 1933, as amended, or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under such Act and any applicable state securities laws or an exemption from such registration is available.

The TSX Venture Exchange and the OTC.BB have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this News Release. This release has been prepared by management and no regulatory authority has approved or disapproved the information contained herein.